Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid
Fees Previously Paid	1	$ 14,674,115.85		$ 2,026.50
	Total Transaction Valuation:	$ 14,674,115.85
	Total Fees Due for Filing:			$ 2,026.50
	Total Fees Previously Paid:			$ 2,026.50
	Total Fee Offsets:			$ 0.00
	Net Fee Due:			$ 0.00
Offering Note
[1]	An aggregate fee of $12,683.00 was paid with the filing of the Schedule TO-I by PGIM Real Estate Fund Inc. (formerly, PGIM Private Real Estate Fund, Inc.) (File No. 005-94116) on March 13, 2024 (the "March 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2024 Schedule TO-I filed on April 16, 2024 was $634.22. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $12,048.78 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset a portion of the filing fee in connection with the filing of the Schedule TO-I on June 27, 2024 (the "June 2024 Schedule TO-I"). More specifically, $12,683.00 from the filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the final transaction fee due for the June 2024 Schedule TO-I filing, and a portion of the remaining $11,394.74 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on September 27, 2024. Furthermore, a portion of the remaining $10,595.13 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on December 30, 2024. Moreover, a portion of the remaining $9,693.86 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on March 27, 2025. Further, a portion of the remaining $8,415.36 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on June 27, 2025. Further, a portion of the remaining $6,808.73 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on September 29, 2025. A portion of the remaining $4,757.14 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on December 29, 2025. Lastly, a portion of the remaining $2,814.80 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with this Schedule TO-I on March 27, 2026 (the "March 2027 Schedule TO-I"). This is the final amendment to the March 2027 Schedule TO-I and is being filed to report the results of the offer. Calculated at $138.10 per $1,000,000.00 of the transaction valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, as modified by Fee Rate Advisory No. 2 for fiscal year 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims
Fee Offset Sources